EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Radware Ltd. 1997 Key Employee Share Incentive Plan, of our reports dated March 24, 2009, with respect to the consolidated financial statements of Radware Ltd., included in its Annual Report (Form 20-F) for the year ended December 31, 2008, and the effectiveness of internal control over financial reporting of Radware Ltd. filed with the Securities and Exchange Commission.

/s/ Kost, Forer, Gabbay & Kasierer
Tel-Aviv, Israel	Kost, Forer, Gabbay & Kasierer
September 9, 2009	A Member of Ernst & Young Global